Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY  INVESTOR AND ANALYST CONFERENCE CALL

Investor conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif.—(BUSINESS WIRE) – July 27, 2017  – Pulse Biosciences, Inc. (Nasdaq: PLSE), a medical technology company developing a proprietary therapeutic tissue treatment based on its Nano-Pulse Stimulation (NPS) platform today reports recent corporate developments and financial results for the quarter ended June 30, 2017.

Recent Developments

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Initiation of clinical study in patients with Seborrheic Keratosis. Patient enrollment and treatment is underway in the Company’s first clinical study investigating NPS for the treatment of Seborrheic Keratosis (SK), a benign skin lesion impacting over 80 million patients in the United States.

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PulseTxTM System 510(k) under review. The PulseTx system is an NPS platform comprised of a tunable nanosecond pulse generator and accompanying tissue applicators. The FDA 510(k) submission made during the first quarter remains in the review process.

“We continue to make meaningful and expedient progress toward our goal of delivering NPS as a novel therapeutic option that could represent a significant improvement over current treatments in a variety of indications,” said Darrin Uecker, President and Chief Executive Officer of Pulse Biosciences. “Following the initiation of our first indication study applying the NPS technology for the treatment of SK lesions, we remain confident in NPS’ potential to deliver a treatment benefit to patients and clinicians across a variety of dermatologic conditions.”

Financial Highlights

Cash, cash equivalents, and investments totaled $15.4 million at June  30, 2017, compared to $16.4 million at December  31, 2016,  including net cash use during 2017 totaling $6.0 million, and $3.5 million for the second quarter of 2017.

 Operating expenses for the quarter ended June  30, 2017, totaled $6.2 million, compared to $3.2 million for the quarter ended March 31, 2017, and $2.3 million for the quarter ended June  30, 2016.  The operating expenses for the quarter ended June 30, 2017, include non-cash stock-based compensation of

$2.8 million, compared to $0.3 million for the quarter ended March 31, 2017, and $0.2 million for the quarter ended June 30, 2016.

Conference Call Details

Pulse Biosciences’ Darrin Uecker, President and Chief Executive Officer, and other senior executives will host the investor and analyst call on July 27, 2017, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 52323044. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a medical technology company developing a therapeutic tissue treatment platform based on Nano-Pulse Stimulation, a proprietary cell signaling technology. Nano-Pulse Stimulation is a non-thermal, precise, focal drug-free tissue treatment technology that directly affects the cell membrane and intracellular structures to stimulate unique behaviors in cells. NPS can initiate a cell death process that allows for the treatment of tissue cells with minimal inflammatory response which improves healing outcomes and supports the replacement of treated tissue cells with healthy tissue cells.  In cancerous lesions, NPS has been shown in preclinical models to induce immunogenic cell death (ICD) exposing the unique antigens of the treated cells to the immune system, resulting in the generation of cytotoxic T-cells and the mounting of an adaptive immune response targeted against those cells.  Pulse Biosciences is investigating a variety of applications for its technology that exploits the technology’s unique biologic effect, including immuno-oncology, dermatology, and veterinary medicine. More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

or

The Trout Group
Mike Zanoni, 646-378-2924
mzanoni@troutgroup.com or

Media:
Sam Brown, Inc.
Hannah Hurdle, 805-601-5331
hannahhurdle@sambrown.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands)	2017	2016
ASSETS
Current assets:
Cash and investments	$15,399	$16,395
Prepaid expenses and other current assets	717	268
Total current assets	16,116	16,663
Leasehold improvements and equipment, net of
Accumulated depreciation	2,730	317
Intangible assets, net of accumulated amortization	6,210	6,543
Goodwill	2,791	2,791
Other assets	101	-
Total assets	$27,948	$26,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$851	$265
Accrued expenses	818	751
Deferred rent, current	303	-
Total current liabilities	1,972	1,016
Long term liabilities:
Deferred rent	1,816	-
Total liabilities	3,788	1,016
Stockholders’ equity:
Common stock	46,150	37,911
Accumulated other comprehensive loss	(6)	(7)
Accumulated deficit	(21,984)	(12,606)
Total stockholders’ equity	24,160	25,298
Total liabilities and stockholders’ equity	$27,948	$26,314

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	June 30,	March 31,	June 30,
(in thousands, except per share amounts)	2017	2017	2016
Revenue	$—	$—	$—
Operating expenses:
General and administrative	3,772	1,220	642
Research and development	2,282	1,851	1,453
Amortization of intangible assets	167	166	166
Total operating expenses	6,221	3,237	2,261
Other income:
Interest income	41	39	3
Total other income	41	39	3
Net loss	$(6,180)	$(3,198)	$(2,258)
Net loss per share:
Basic and diluted net loss per share	$(0.43)	$(0.23)	$(0.23)
Weighted average shares used to compute net loss per common share — basic and diluted	14,233	13,803	9,791

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six-Month Periods Ended
	June 30,	June 30,
(in thousands, except per share amounts)	2017	2016
Revenue	$—	$—
Operating expenses:
General and administrative	4,992	1,170
Research and development	4,133	2,443
Amortization of intangible assets	333	332
Total operating expenses	9,458	3,945
Other income:
Interest income	80	3
	80	3
Net loss	$(9,378)	$(3,942)
Net loss per share:
Basic and diluted net loss per share	$(0.67)	$(0.45)
Weighted average shares used to compute net loss per common share — basic and diluted	14,019	8,678